As filed with the Securities and Exchange Commission on January 12, 2007
                                                    Registration No. 333-_______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             GLOBAL PHARMATECH, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                    33-0976805
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                              89 Ravine Edge Drive,
                             Richmond Hill, Ontario
                                 Canada, L4E 4J6
                    (Address of Principal Executive Offices)

                           2006 Equity Incentive Plan
                            (Full title of the plan)

                              Zhoujun Li, Secretary
                             Global Pharmatech, Inc.
                              89 Ravine Edge Drive,
                             Richmond Hill, Ontario
                                 Canada, L4E 4J6
                     (Name and address of agent for service)

                                 (905) 787-8225
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                   PROPOSED MAXIMUM       PROPOSED MAXIMUM
TITLE OF SECURITIES TO       AMOUNT TO BE         OFFERING PRICE PER     AGGREGATE OFFERING        AMOUNT OF
    BE REGISTERED            REGISTERED(1)             SHARE(2)               PRICE(2)         REGISTRATION FEE(3)
------------------------------------------------------------------------------------------------------------------
    Common Stock               2,000,000                $1.25                $2,500,000            $267.50
------------------------------------------------------------------------------------------------------------------
         Total                 2,000,000                                                           $267.50
==================================================================================================================

(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminate number of securities to be offered as a result of any adjustments due to stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) based on the closing price for the Common Stock in the Over-the-Counter Bulletin Board Market on January 10, 2007.
(3)  Calculated pursuant to General Instruction E to Form S-8.
================================================================================

                                EXPLANATORY NOTE

     This Registration Statement for Global Pharmatech, Inc., a Delaware corporation (the "Company") contains two parts. The first part contains a re-offer prospectus prepared in accordance with the requirements of Part I of Form S-3 (in accordance with the General Instruction C to Form S-8) which covers reoffers and resales of "control securities" (as such term is defined in General Instruction C to Form S-8) of the Company. The reoffer prospectus relates to up to 2,000,000 shares of Common Stock that have been or may be issued under the Company's 2006 Equity Incentive Plan (the "Plan").

     The second part of this Registration Statement contains information required pursuant to Part II of Form S-8 and will be used for offers of shares of Common Stock of the Company that may be issued in connection with the Plan.

                                     PART I

ITEM 1. PLAN INFORMATION.

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to purchasers of the Common Stock pursuant to the Plan as specified by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the "SEC"), but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The Company will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Those documents are incorporated by reference in the Section 10(a) prospectus. The Company will also furnish without charge to each person to whom the Prospectus is delivered, upon the written or oral request of such person, a copy of other documents required to be delivered to employees pursuant to Rule 428(b). Requests should be directed to Mr. Zhoujun Li, Global Pharmatech, Inc., 89 Ravine Edge Drive, Richmond Hill, Ontario, Canada, L4E 4J6, tel. (905) 787-8225.

NOTE: The re-offer prospectus referred to in the Explanatory Note follows this page.

REOFFER PROSPECTUS

                             GLOBAL PHARMATECH, INC.

                        2,000,000 SHARES OF COMMON STOCK

     This Prospectus relates to shares (the "Shares") of Common Stock, par value $0.0001 per share, of Global Pharmatech, Inc. (the "Company" or "Global") which may be offered and sold from time to time by certain shareholders of the Company (the "Selling Shareholders") who have acquired or will acquire such Shares pursuant to stock options and stock grants issued or issuable under our 2006 Equity Incentive Plan (as amended and supplemented). See "Selling Shareholders."

     We will not receive any of the proceeds from the sale of these shares by the selling shareholders. However, we will receive the proceeds from any exercise of options to purchase shares to be sold hereunder. See "Use of Proceeds."

     We have agreed to pay the expenses in connection with the registration of these shares.

     Our Common Stock is quoted in both the Pink Sheets and the OTCBB under the symbol "GBLP."

     INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS FOR CERTAIN RISKS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


             THE DATE OF THIS PROSPECTUS IS JANUARY 11, 2007

The Company................................................................   1
Forward-Looking Statements.................................................   1
Risk Factors...............................................................   1
Use of Proceeds............................................................  11
Selling Shareholders.......................................................  11
Plan of Distribution.......................................................  12
Limitation on Liability and Indemnification Matters........................  13
Where You Can Find More Information........................................  14
Experts....................................................................  14
Legal Matters..............................................................  14
Incorporation by Reference.................................................  14

                                  THE COMPANY

     Global Pharmatech, Inc. develops, manufactures and markets proprietary drugs and dietary supplements based on China's five millennia of clinical experience in traditional Chinese medicine and using modern pharmaceutical technologies. We also offer a full range of "start to finish" biotechnology services, including drug discovery (basic research leading to the detection of new drug candidates), preclinical research and clinical experimentation. We utilize unique extraction methods and innovative techniques that have been developed by our research and development team. Our core businesses are to license our patents and technologies relating to botanical/biological drugs to other pharmaceutical companies, and to manufacture and market our products in China and around the globe. Our operations are currently conducted, through our subsidiaries, in the People's Republic of China (PRC), with sales distribution in China, the United States, Hong Kong, Malaysia, Singapore and Indonesia. Sales outside China are made either directly to foreign distributors or through a Hong Kong-based distributor, which sells on to those areas indicated above.

     Global was incorporated in Delaware in 2001 under the name Autocarbon.com, Inc. On January 24, 2005, our company entered into a Share Purchase Agreement with Natural Pharmatech, Inc., a British Virgin Islands corporation (Natural Pharmatech), and its shareholders, under which, on February 9, 2005, we acquired all of Natural Pharmatech's shares in exchange for 80% of our common stock, which was issued to Natural Pharmatech's shareholders. Natural Pharmatech was formed in 2004 under British Virgin Islands law as a holding company to own the subsidiaries that make up our business operations. Its principal subsidiary, Natural Pharmatech (Jilin China) Co., Ltd. (Natural Pharmatech China) is located in Changchun in the Jilin Province of China, where it originated as a research department within the Affiliated Hospital of Changchun Traditional Chinese Medicine College. It was organized as a separate private for-profit entity in February 2001.

     Our principal executive offices in the People's Republic of China are located at 509 Maoxiang St., Changchun, People's Republic of China. Our telephone number there is +86-431-5541869. We also maintain an office at 89 Ravine Edge Drive, Richmond Hill, Ontario, Canada L4E 4J6, where our telephone number is 1-905-787-8225.

                           FORWARD-LOOKING STATEMENTS

     Statements in this prospectus that are not descriptions of historical facts are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Reference is made in particular to the description of our plans and objectives for future operations and assumptions underlying such plans and objectives and other forward-looking terminology such as "may," "expects," "believes," "anticipates," "intends," "projects," or similar terms, variations of such terms or the negative of such terms. Forward-looking statements are based on management's current expectations. Actual results could differ materially from those currently anticipated due to a number of factors, including those set forth under "Risk Factors."

                                  RISK FACTORS

     Investing in our securities involves a great deal of risk. You should carefully consider the following factors as well as other information included in this prospectus before deciding to purchase our common stock. You should pay particular attention to the fact that we conduct a majority of our operations in China and are governed by a legal and regulatory environment that in some respects differs significantly from the environment that may prevail in other countries. Our business, financial condition or results of operations could be affected materially and adversely by any or all of these risks.

     THE FOLLOWING MATTERS MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION, LIQUIDITY, RESULTS OF OPERATIONS OR PROSPECTS, FINANCIAL OR OTHERWISE. REFERENCE TO THIS CAUTIONARY STATEMENT IN THE CONTEXT OF A FORWARD-LOOKING STATEMENT OR STATEMENTS SHALL BE DEEMED TO BE A STATEMENT THAT ANY ONE OR MORE OF THE FOLLOWING FACTORS MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN SUCH FORWARD-LOOKING STATEMENT OR STATEMENTS.

RISKS RELATED TO OUR BUSINESS

     WE HAVE A LIMITED OPERATING HISTORY. We were founded and commenced operations in 2001. Our operating history may be insufficient for you to evaluate our business and future prospects. We have sustained losses in the past and cannot assure you that we will become profitable or that we will not incur more losses in the future. We expect that our operating expenses will increase as we expand. We will have significant operating losses if we fail to realize anticipated revenue growth. We will continue to encounter risks and difficulties frequently experienced by companies at a similar stage of development, including that we may fail to implement successfully our business model and strategy, or prudently adapt and modify them as needed; increase awareness of our brands, protect our reputation and develop customer loyalty; competently manage our expanding operations and service offerings, including integration of any future acquisitions; maintain adequate control of our expenses; and anticipate and adapt to changing conditions in our markets, government regulation, our competition and relevant technology.

     If we are not successful in addressing any or all of these risks, our business may be materially and adversely affected.

     WE HAVE HAD LOSSES IN THE PAST AND MAY HAVE FUTURE LOSSES. WE MAKE NO ASSURANCES THAT WE WILL BE ABLE TO ACHIEVE SUSTAINABLE PROFITABILITY. We have had operating losses since completing our reverse merger in 2005. Although we made a profit for the year ended December 31, 2005, we will not continue to be profitable unless we materially increase our sales. The burden of our debt and current interest liabilities makes it prudent to attract equity investment rather than further debt to help us grow. Our new product development and management's ability to successfully manage the business will be essential to achieving consistent profitability. Although our revenues have grown in recent quarters, this growth may not be sustained and we may never become consistently profitable. As sales of goods grow and become a larger part of our total revenues, we may experience smaller overall margins, as sales of our products have higher costs of sales than our other revenue streams.

     WE HAVE NEVER PAID CASH DIVIDENDS AND ARE NOT LIKELY TO DO SO IN THE FORESEEABLE FUTURE. We currently intend to retain any future earnings for use in the operation and expansion of our business. We do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.

     THE MARKET IN WHICH WE COMPETE IS HIGHLY COMPETITIVE, FAST-PACED AND FRAGMENTED, AND WE MAY NOT BE ABLE TO MAINTAIN MARKET SHARE. We expect competition to persist and intensify in the future. Our principal competitors are Tongrentang and Guangzhou Pharmaceutical, and we also compete with a number of other, smaller firms. Both Tongrentang and Guangzhou Pharmaceutical are publicly-traded companies that are substantially larger and have greater resources than Global. We face the risk that new competitors with greater resources than ours will enter our market, and that increasing competition will result in lower prices. If we must significantly reduce our prices, the decrease in revenues could adversely affect our profitability.

     Our products must keep pace with developments in our industry or they may be displaced by competitors' products. Our industry is characterized by rapid product development, with significant competitive advantages gained by companies that introduce products that are first to market, deliver constant innovation in products and techniques, offer frequent new product introductions and have competitive prices. Our future growth partially depends on our ability to develop products that are more effective in meeting consumer needs. In addition, we must be able to manufacture and effectively market those products. The sales of our existing products may decline if a competing product is introduced by other companies.

     The success of our new product offerings depends upon a number of factors, including our ability to accurately anticipate consumer needs, innovate and develop new products, successfully commercialize new products in a timely manner, price our products competitively, manufacture and deliver our products in sufficient volumes and in a timely manner and differentiate our product offerings from those of our competitors. If we fail to make sufficient investments in research and pay close attention to consumer needs or we focus on technologies that do not lead to more effective products, our current and future products could be surpassed by more effective or advanced products of others.

     We have limited control over the activities of our distributors, which generally are not employed or otherwise controlled by us, are free to conduct their business at their own discretion and may be dedicated more to establishing their own reputations and business relationships than to promoting our products. By the same token, the simultaneous loss of a number of our distributors could have a material adverse effect on our business, financial condition and results of operations.

     KEY EMPLOYEES ARE ESSENTIAL TO OUR BUSINESS. Our senior management is essential to executing our strategy. We will need to retain these people and attract others to succeed. We require specialized professionals in a variety of areas, some of which are addressed by relatively few companies. As a result, depending upon how our business grows, we may experience difficulty in hiring and retaining highly skilled employees.

     We compete for qualified professionals with a number of Chinese research institutions, some of which are more established than we are and have the ability to pay more cash and other compensation than we do. Competition for qualified individuals is intense, and we cannot be certain that our search for them will be successful. If we are unable to hire and retain skilled professionals, our business, financial condition, operating results and future prospects could be materially adversely affected. We do not have key-person insurance for any of our senior managers or employees.

     ESTABLISHING AND EXPANDING INTERNATIONAL OPERATIONS REQUIRES SIGNIFICANT MANAGEMENT ATTENTION. Substantially all of our current revenues are derived from China. We intend to expand our international operations in Southeast Asia and the United States, which, if not planned and managed properly, could materially adversely affect our business, financial condition and operating results. Expanding internationally exposes us to legal uncertainties, new regulatory requirements, liability, export and import restrictions, tariffs and other trade barriers, difficulties in managing operations across disparate geographic areas, foreign currency fluctuations, dependence on local distributors and potential disruptions in sales or manufacturing due to military or terrorist acts, as well as longer customer payment cycles and greater difficulties in collecting accounts receivable. We may also face challenges in protecting our intellectual property or avoiding infringement of others' rights, and in complying with potentially uncertain or adverse tax laws.

     We do not currently enter into forward exchange rate contracts to hedge the financial risks of international operations, but expect to do so in the future.

     FLUCTUATIONS IN THE VALUE OF THE RMB RELATIVE TO FOREIGN CURRENCIES COULD AFFECT OUR OPERATING RESULTS. Most of our operations are conducted in Chinese Renminbi. We also hold Hong Kong Dollars in at least one bank account. To the extent future revenue is denominated in foreign currencies, such as the U.S. dollar, we would be subject to increased risks of foreign currency exchange rate fluctuations that could have a material adverse affect on our business, financial condition and operating results. The value of Hong Kong dollars and Chinese Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC's political and economic conditions. As our operations are primarily in Asia, any significant revaluation of Hong Kong dollars or the Chinese Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars into Hong Kong dollars or Chinese Renminbi for our operations, appreciation of either currency against the U.S. dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our Hong Kong dollars or Chinese Renminbi into U.S. dollars for other business purposes and the U.S. dollar appreciates against either currency, the U.S. dollar equivalent of the currency we convert would be reduced. To date, we have not engaged in any hedging transactions in connection with our international operations.

     CHINESE FOREIGN EXCHANGE CONTROLS MAY LIMIT OUR ABILITY TO UTILIZE REVENUES EFFECTIVELY AND RECEIVE DIVIDENDS AND OTHER PAYMENTS FROM OUR CHINESE SUBSIDIARIES. Our Chinese subsidiaries are subject to Chinese rules and regulations on currency conversion. The Chinese government regulates the conversion of the Chinese RMB into foreign currencies. Currently, foreign investment enterprises are required to apply for authority (renewed annually) to open foreign currency accounts governing conversion for payment of dividends, limited capital items such as direct investments, loans, and issuances of securities, some of which may be effected without governmental approval, while others require authorization.

     Our subsidiaries' ability to remit funds to us may be limited by these restrictions. There can be no assurance that the relevant regulations in China will not be amended so as to adversely affect our ability to obtain funds from our subsidiaries.

     OUR OPERATIONS COULD BE CURTAILED IF WE ARE UNABLE TO OBTAIN REQUIRED ADDITIONAL FINANCING. ADDITIONAL FINANCING COULD ALSO RESULT IN DILUTION TO OUR EXISTING STOCKHOLDERS OR RESTRICTIONS ON OUR FINANCIAL DISCRETION. Since inception our investments and operations primarily have been financed through sales of our common stock and proceeds from our current sales. In the future we may need to raise additional funds through public or private financing, which may include the sale of equity securities or equity or debt securities convertible into or exchangeable for our common stock. The issuance of these securities could result in dilution to our stockholders. To the extent that we raise additional capital by issuing debt securities, we would incur substantial interest obligations, may be required to pledge assets as security for the debt and may be constrained by restrictive financial and/or operational covenants. Debt financing would also be superior to your interest in bankruptcy or liquidation. To the extent we raise additional funds through licensing or other arrangements, it may be necessary to relinquish some rights to our technologies or products, or grant licenses on unfavorable terms.

     If we are unable to raise capital when needed, our business growth strategy may slow, which could severely limit our ability to increase revenue, and we may be unable to take advantage of business opportunities or respond to competition.

     OUR COMPLIANCE WITH THE SARBANES-OXLEY ACT AND SECURITIES AND EXCHANGE COMMISSION RULES CONCERNING INTERNAL CONTROLS MAY BE TIME CONSUMING, DIFFICULT AND COSTLY. Although individual members of our management team have experience as officers of publicly-traded companies, much of that experience came prior to the adoption of the Sarbanes-Oxley Act of 2002 ("Sarbanese-Oxley"). We have only recently become a publicly-traded company. It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by Sarbanes-Oxley. We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with Sarbanes-Oxley's internal controls requirements, we may not be able to obtain the independent accountant certifications that Sarbanes-Oxley requires publicly-traded companies to obtain.

RISKS OF DOING BUSINESS IN CHINA

     OUR OPERATIONS AND ASSETS ARE SUBJECT TO SIGNIFICANT POLITICAL AND ECONOMIC UNCERTAINTIES. Changes in laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business, results of operations and financial condition. Under its current leadership, the Chinese government has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that the Chinese government will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

     As China changes its economy from planned to more market-oriented, uncertainties arise regarding governmental policies and measures. Although, in recent years, the Chinese government has implemented measures emphasizing the use of market forces for economic reform, reduction of state ownership of productive assets, and establishment of sound corporate governance practices, a substantial portion of productive assets in China are still owned by the Chinese government. For example, all lands are state owned and leased to business entities or individuals through governmental grants of state-owned land use rights. The grant process is typically based on government policies at the time of grant, which can be lengthy and complex and may adversely affect any expansion of our operations. The Chinese government also exercises significant control over China's economic growth through allocation of resources, foreign currency control and providing preferential treatment to particular industries or companies.

     Products distributed outside China are subject to government regulations of different jurisdictions, which could be stricter than in China. In some developed countries, the government regulations for product approval could be stricter than in China, while in developing countries, government regulation could be uncertain.

     WE ARE REQUIRED TO OBTAIN LICENSES TO EXPAND OUR BUSINESS IN MAINLAND CHINA. Our activities must be reviewed and approved by various national and local agencies of the Chinese government before they will issue business licenses to us. There can be no assurance that Chinese authorities will continue to approve and renew our licenses. If we are unable to obtain licenses or renewals we will not be able to continue our business operations in China, which would have a material adverse effect on our business, financial condition and results of operations.

     WEAKENED POLITICAL RELATIONS BETWEEN THE U.S. AND CHINA COULD MAKE US LESS ATTRACTIVE. Sino-U.S. relations are subject to sudden fluctuation and periodic tension. Changes in political conditions in China and the U.S. are difficult to predict and could adversely affect our operations, and our future business plans and profitability.

     OUR OPERATIONS MAY NOT DEVELOP IN THE SAME WAY OR AT THE SAME RATE AS MIGHT BE EXPECTED IF THE PRC ECONOMY WERE SIMILAR TO THE MARKET-ORIENTED ECONOMIES OF OECD MEMBER COUNTRIES. The economy of the China has historically been a nationalistic, "planned economy," meaning it functions and produces according to governmental plans and pre-set targets or quotas. In certain aspects, China's economy has been transitioning to a more market-oriented economy. However, there can be no assurance of the future direction of these economic reforms or the effects these measures may have. China's economy also differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, an international group of member countries sharing a commitment to democratic government and market economy. For instance:

     * the number and importance of state-owned enterprises in China is greater than in most OECD countries;
     * the level of capital reinvestment is lower in China than in most OECD countries; and
     * Chinese policies make it more difficult for foreign firms to obtain local currency in China than in OECD jurisdictions.

     As a result of these differences, our operations may not develop in the same way or at the same rate as might be expected if China's economy were similar to those of OECD member countries.

     THE ECONOMY OF CHINA HAS BEEN EXPERIENCING UNPRECEDENTED GROWTH, WHICH COULD BE CURTAILED IF THE GOVERNMENT TRIES TO CONTROL INFLATION BY TRADITIONAL MEANS OF MONETARY POLICY OR ITS RETURN TO PLANNED-ECONOMY POLICIES, ANY OF WHICH WOULD HAVE AN ADVERSE EFFECT ON US. The Chinese economy's rapid growth has led to higher levels of inflation. Government attempts to control inflation may adversely affect the business climate and growth of private enterprise in China, and may create a more challenging revenue and expense environment for our business, which could have an adverse effect on our profitability.

     CHINESE BUSINESS AND COMMERCIAL LAW IS RELATIVELY RECENT AND REMAINS IN FLUX, AND WE MAY HAVE LIMITED LEGAL RECOURSE UNDER CHINESE LAW IF DISPUTES ARISE UNDER OUR CONTRACTS WITH THIRD PARTIES. The Chinese government has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. Its experience in implementing, interpreting and enforcing these laws and regulations, however, is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable. If our business is unsuccessful, or other adverse circumstances arise from our business transactions, we face the risk that our counterparties may seek ways to terminate the transactions, or, may hinder or prevent us from accessing important information regarding their financial and business operations. The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance, or to seek an injunction under Chinese law, may be limited. Without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

     YOU MAY EXPERIENCE DIFFICULTIES IN EFFECTING SERVICE OF LEGAL PROCESS, ENFORCING FOREIGN JUDGMENTS OR BRINGING ORIGINAL ACTIONS IN CHINA BASED ON UNITED STATES JUDGMENTS AGAINST US, OUR SUBSIDIARIES, OFFICERS AND DIRECTORS AND OTHERS. Substantially all of our assets are located in China, and our management reside and have their assets there. As a result, it may not be possible for U.S. investors to effect service of process within the U.S. or elsewhere outside China on our directors or executive officers, including with respect to matters arising under U.S. federal or state securities laws. China does not have treaties providing for reciprocal recognition and enforcement of judgments of courts with the U.S. or many other countries. As a result, recognition and enforcement in China of such judgments in relation to any matter, including U.S. securities laws, may be difficult or impossible. An original action may be brought in China against our subsidiaries' assets, directors and executive officers only if the actions are not required to be arbitrated by Chinese law and the facts alleged in the complaint give rise to a cause of action under Chinese law. In connection with such an original action, a Chinese court may award civil liability, including monetary damages.

     WE MUST COMPLY WITH U.S. LAWS PROHIBITING CORRUPT BUSINESS PRACTICES OUTSIDE THE UNITED STATES, WHICH MAY PUT US AT A COMPETITIVE DISADVANTAGE. We are required to comply with the U.S. Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in mainland China. If our competitors engage in these practices they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business, or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. Although we inform our personnel that such practices are illegal, we can not assure you that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties.

RISKS RELATED TO OUR PRODUCTS

     WE MAY INCUR SUBSTANTIAL UNINSURED LIABILITIES AND BE REQUIRED TO LIMIT COMMERCIALIZATION OF OUR PRODUCTS IN RESPONSE TO PRODUCT LIABILITY LAWSUITS. The manufacture, marketing and sale of our products entail inherent risks of product liability. As a manufacturer of products designed for human consumption, we are subject to product liability claims that use of our products has resulted in injury. Some of our products contain vitamins, minerals, herbs and other ingredients that are not subject to pre-market regulatory approval. Our products could contain contaminated substances, and some of our products contain innovative ingredients that do not have long histories of human consumption. Previously unknown adverse reactions resulting from human consumption of these ingredients could occur.

     We may be held liable if serious adverse reactions from the use of our products occur. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities and damage to our commercial reputation, or be required to limit commercialization of our products.

     Our inability to obtain sufficient product liability insurance at acceptable cost against claims could prevent or inhibit commercialization of our products. We currently do not carry product liability insurance. We may not be able to obtain insurance at reasonable cost, if at all. If we obtain insurance in the future, it may not adequately compensate us for all losses that we may incur, which could have a material adverse effect on our business.

     CONSUMERS MAY NOT ACCEPT AND USE OUR PRODUCTS. Even if regulatory bodies approve our products, consumers may not accept and use them. Acceptance and use will depend upon a number of factors, including perceptions by the health and nutrition community about their safety and effectiveness, changing consumer preferences and trends, our products' cost-effectiveness relative to competing products and the effectiveness of marketing and distribution efforts by us, our licensees and distributors, if any. Reimbursement for our products from government or other healthcare payors is generally minimal, and any such reimbursement is problematic, in that payors routinely challenge prices charged, limit coverage and provide inadequate reimbursement, which would diminish market acceptance of our products.

     Our success depends in part on our ability to anticipate and respond to changes in consumer trends, and we may not respond in a timely or commercially appropriate manner to them. Because markets for our products differentiate geographically, we must accurately assess demand in each specific market into which we wish to make sales. If we fail to invest in extensive market research on consumer health needs in each market we target, we may face limited market acceptance of our products, which could have a material adverse effect on our sales and earnings. If we cannot compete successfully for market share against other pharmaceutical companies, we may not achieve sufficient product revenues, and our business will suffer.

     OBTAINING AND MAINTAINING NECESSARY REGULATORY APPROVALS FOR OUR PRODUCTS MAY BE TIME CONSUMING, DIFFICULT AND COSTLY. IF WE FAIL TO DO SO, WE WILL BE UNABLE TO SELL OUR PRODUCTS IN SOME AREAS. Our current products require and have obtained regulatory review and approval for sale. We anticipate that future product candidates we develop will also require such review and approval. Government regulation includes inspection of and controls over testing, manufacturing, safety and environmental standards, efficacy, labeling, advertising, promotion, record keeping and sale and distribution generally. The required effort to achieve approval may be time consuming, difficult and costly, and we cannot predict whether such approvals would be obtained in particular cases. Regulators have substantial discretion in approving products such as ours, and may either decline to do so or require us to spend considerable effort to achieve a different result. That process may also be delayed by changes in government regulation, future legislation, administrative action or changes in policy that occur prior to or during regulatory review. Delays in obtaining regulatory approvals may delay commercialization of, and our ability to derive product revenues from, the affected products, impose costly procedures on us, and diminish any competitive advantages we may otherwise enjoy.

     In addition, even after approval, regulated products are subject to continuing review, reporting requirements and other compliance obligations. The discovery of previously unknown problems with our products, our own manufacturing or manufacturing by third parties, may result in restrictions on our products or in their manufacture, including withdrawal of the product from the market.

     Internationally, our products are subject to regulatory requirements that vary by country. Obtaining approval to sell our products internationally involves complexities of dealing with a variety of governmental regulations. We have limited experience in dealing with the specific regulations that may be required to sell our products in certain international markets, which could delay our ability to obtain relevant regulatory approval for our products. In addition, our product sales in other countries are subject to product regulatory regimes of various degrees and direct marketing or distribution regulations. There can be no assurance that our current operations will not be adversely affected by compliance issues and changes in applicable laws and regulations in relevant jurisdictions.

     WE RELY ON A LIMITED NUMBER OF VENDORS TO SUPPLY RAW MATERIALS AND FINISHED GOODS FOR OUR PRODUCTS. Regulatory authorities also periodically inspect manufacturing facilities, including third parties who manufacture our products or our active ingredients for us, and may challenge their qualifications or competence. Pharmaceutical manufacturing facilities must comply with applicable good manufacturing practice standards, and manufacturers usually must invest substantial funds, time and effort to ensure full compliance with these standards and make quality products. We do not have control over our contract manufacturers' compliance with these requirements. Failure to comply with regulatory requirements can result in sanctions, fines, delays, suspensions of approvals, seizures or recalls of products, operating restrictions, manufacturing interruptions, costly corrective actions, injunctions, adverse publicity against us and our products and criminal prosecutions.

     If we are unable to obtain sufficient supplies of raw materials, if climatic or environmental conditions adversely affect them or if they increase significantly in price, our business would be seriously harmed. If any of our current or future third-party suppliers cease to supply products in the quantity and quality we need to manufacture our products, or if they are unable to comply with applicable regulations, the qualification of other suppliers could be a lengthy process, and there may not be adequate alternatives to meet our needs. As a result, we may not be able to obtain the necessary ingredients used in our products in the future on a timely basis, if at all. This would negatively affect our business.

     MANUFACTURING RISKS. There are risks associated with ingredients mixing and production processes and techniques. Our manufacturing process requires a significant degree of technical expertise. If we fail to manufacture our products to specifications or inadvertently use defective materials in the manufacturing process, the reliability and performance of our products will be compromised.

     Any significant disruption in our manufacturing operations for any reason, such as regulatory requirements and loss of certifications, power interruptions, fires, hurricanes, war or other force majeure, could adversely affect our sales and customer relationships.

     IF WE FAIL TO PROTECT ADEQUATELY OR ENFORCE OUR INTELLECTUAL PROPERTY RIGHTS, OR TO SECURE RIGHTS TO PATENTS OF OTHERS, THE VALUE OF OUR INTELLECTUAL PROPERTY RIGHTS COULD DIMINISH. Our success, competitive position and revenues will depend in part on our ability, and the ability of our licensors, to obtain and maintain patent or other intellectual property protection for our products, methods, processes and other technologies, to preserve our trade secrets, to prevent third parties from infringing on our proprietary rights and to operate without infringing the proprietary rights of third parties.

     Our patents, trade secrets, trademarks, service marks and similar intellectual property are critical to our success. We rely on patent, trademark and trade secret law, as well as confidentiality and license agreements with our employees, customers, partners and others, to protect our proprietary rights. We have received patent protection for certain of our products in the People's Republic of China. We have not applied for any patent or other protection in countries other than China. We cannot predict the degree and range of protection patents or other intellectual property rights will afford us against competitors, including whether third parties will find ways to invalidate or otherwise circumvent our patents, if and when patents will issue, whether or not others will obtain patents claiming aspects similar to ours, or if we will need to initiate litigation or administrative proceedings, which may be costly whether we win or lose.

     Our success also depends on the skills, knowledge and experience of our employees, consultants, advisors, licensors and contractors. To help protect our proprietary know-how and inventions for which patents may be unobtainable or difficult to obtain, we rely on trade secret protection and confidentiality agreements. To this end, we require all of our employees, consultants, advisors and contractors to enter into confidentiality and, where applicable, grant-back agreements. These agreements may not provide adequate protection in the event of unauthorized use or disclosure or the lawful development by others of such information. If any of our intellectual property is disclosed, its value would be significantly impaired, and our business and competitive position would suffer.

     IF WE INFRINGE THE RIGHTS OF THIRD PARTIES, WE COULD BE PREVENTED FROM SELLING PRODUCTS, FORCED TO PAY DAMAGES, AND COMPELLED TO DEFEND AGAINST LITIGATION. We could also incur substantial costs, and have to obtain licenses, which may not be available on commercially reasonable terms (if at all), redesign our products or processes, stop using the subject matter claimed in the asserted patents, pay damages or defend litigation or administrative proceedings. All these may be costly, whether we win or lose, and could result in a substantial diversion of valuable management resources.

     We believe we do not infringe others' proprietary rights. However, we cannot guarantee that no third party will claim infringement in the future. Resolving such issues traditionally has resulted, and could in our case result, in lengthy and costly legal proceedings, the outcome of which cannot be predicted accurately.

RISK RELATED TO MANAGEMENT

     THE CONCENTRATED OWNERSHIP OF OUR CAPITAL STOCK MAY BE AT ODDS WITH YOUR INTERESTS, AND HAVE THE EFFECT OF DELAYING OR PREVENTING A CHANGE IN CONTROL OF OUR COMPANY. Our directors, officers, key personnel and their affiliates as a group beneficially own or control the vote of approximately 84.96% of our outstanding capital stock, and control the Company. They will be able to continue to exercise significant influence over all matters affecting the Company, including the election of directors, formation and execution of business strategy and approval of mergers, acquisitions and other significant corporate transactions, which may have an adverse effect on the stock price. They may have conflicts of interest and interests that are not aligned with yours in all respects.

     MANAGEMENT IS INEXPERIENCED IN RUNNING A U.S. PUBLIC COMPANY. We are managed by a management team that is relatively unfamiliar with the capital market and the processes by which a U.S. public company should be managed and operated. Management is currently making efforts to familiarize itself with the relevant laws, rules and regulations and market practice, but there can be no assurance that it can master the relevant knowledge and skills and set up the required systems in time to prevent mistakes and to meet shareholder and market expectations.

     WE MAY NOT SUCCESSFULLY MANAGE OUR GROWTH. Our success will depend upon the expansion of our operations and the effective management of our growth, which will place a significant strain on our management and administrative, operational, and financial resources. To manage this growth, we must expand our facilities, augment our operational, financial and management systems, and hire and train additional qualified personnel. If we are unable to manage our growth effectively, our business would be harmed.

     MANAGEMENT MAY APPLY THE PROCEEDS OF THIS OFFERING TO USES FOR WHICH YOU MAY DISAGREE. Our management will have considerable discretion in using the proceeds of this Offering, and you will not have an opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The proceeds may be used for corporate purposes with which you may disagree.

RISKS SPECIFIC TO THIS OFFERING

     WHEN THIS OFFERING BECOMES EFFECTIVE, THERE WILL BE A SIGNIFICANT NUMBER OF SHARES OF COMMON STOCK ELIGIBLE FOR SALE, WHICH COULD DEPRESS THE MARKET PRICE. IT IS UNLIKELY THAT ALL THE SHARES TO BE SOLD IN THIS OFFERING COULD BE SOLD WITHOUT OUR STOCK'S MARKET PRICE BEING MATERIALLY ADVERSELY AFFECTED. Shares may also be offered from time to time in the open market pursuant to Rule 144 under the Securities Act: these sales may have a depressive effect as well. In general, a person who has held restricted shares for a period of one year may, upon filing a notification with the SEC Form 144, sell into the market common stock in an amount equal to the greater of one percent of the outstanding shares or the average weekly trading volume during the last four weeks prior to such sale. Such sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held two years.

     In particular, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock.

     There are short selling activities in both the Pink Sheets and OTCBB, where our stock is quoted. Short-selling is market selling a position not backed by any possession of the subject shares, generally in anticipation of a decline in a stock's price. Short sales are often conducted by speculators, and may further depress our common stock price.

     WE CANNOT ASSURE YOU THAT THE COMMON STOCK WILL BECOME LIQUID OR THAT IT WILL BE LISTED ON A SECURITIES EXCHANGE. We currently have no plans to seek to have the Company's common stock listed on NASDAQ or a national securities exchange. If we determine to do so in the future, however, we cannot assure you that we will be able to meet the initial listing standards of any other trading system or stock exchange, or that we will be able to maintain any such listing.

     Because we became public by means of a reverse merger, we may not attract the attention of major brokerage firms, since there is little incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on our behalf in the future.

     BECAUSE OUR STOCK IS QUOTED IN BOTH THE PINK SHEETS AND OTCBB, INFORMATION CONCERNING THE VALUE OF OUR STOCK MAY BE DIFFICULT TO OBTAIN AND UNRELIABLE, AND OUR STOCK PRICE MAY BE VOLATILE. There has only been a limited public market for our securities, and there can be no assurance that an active trading market will be maintained. Both the Pink Sheets and OTCBB are a relatively unorganized, inter-dealer, over-the-counter market that provides significantly less liquidity than NASDAQ and the national securities exchanges. Both the Pink Sheets and OTCBB securities are frequent targets of fraud or market manipulation, both because of their generally low prices and because both the Pink Sheets and OTCBB issuer reporting requirements are less stringent than those of the stock exchanges or NASDAQ. Dealers' spreads (the difference between the bid and ask prices) may be large in both the Pink Sheets and OTCBB transactions, causing higher purchase prices and less sale proceeds for purchasers or sellers of our securities. Trades and quotations in both the Pink Sheets and OTCBB involve a manual process that may delay order processing. Price fluctuations during a delay can result in the failure of a limit order to execute or cause execution of a market order at a price significantly different from the price prevailing when an order was entered. Consequently, one may be unable to trade in our common stock at optimum prices.

     The trading price of our common stock is expected to continue to fluctuate significantly, and, as is the case for both the Pink Sheets and OTCBB securities generally, is not published in newspapers. It is not necessarily a reliable indicator of our common stock's fair market value or fair value. There is a significant risk that the market price of our common stock will decrease in the future in response to variations in our quarterly operating results; announcements that our revenue or income are below analysts' expectations; general economic slowdowns; changes in market valuations of similar companies; sales of large blocks of our common stock; announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments; or fluctuations in stock market prices and volumes, which are particularly common among highly volatile securities of internationally-based companies.

     Because of the concentration of ownership of our stock in its hands, our management has the ability to exert significant control over our affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control, including a merger, consolidation or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, even if such change of control would benefit our other shareholders.

     The price in this offering will fluctuate based on the prevailing market price of our common stock in both the Pink Sheets and OTCBB. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

     ACCORDING TO THE SEC, THE MARKET FOR PENNY STOCKS HAS SUFFERED IN RECENT YEARS FROM PATTERNS OF FRAUD AND ABUSE. REGULATIONS TO COMBAT MANIPULATION MAY RESTRICT THE MARKET FOR OUR COMMON STOCK. Our management is aware of the abuses that have occurred historically in the penny stock market, such as control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons; excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and dumping of securities after prices have been manipulated to a high level, resulting in investor losses.

     To protect investors from this activity, the SEC has adopted regulations that generally define a "penny stock" to be any equity security having a market price (as defined) less than $5.00 per share, or an exercise price of less than $5.00 per share, subject to certain exceptions. As a result, broker-dealers selling our common stock are subject to additional sales practices when they sell such securities to persons other than established clients and "accredited investors." For transactions covered by these rules, before the transaction is executed, the broker-dealer must make a special customer suitability determination, receive the purchaser's written consent to the transaction and deliver a risk disclosure document relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative taking the order, current quotations for the securities and, if applicable, the fact that the broker-dealer is the sole market maker and the broker-dealer's presumed control over the market. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. "Penny stock" rules may restrict trading in our common stock.

     IF YOU PURCHASE SHARES IN THIS OFFERING, YOU MAY EXPERIENCE IMMEDIATE, SUBSTANTIAL AND ONGOING DILUTION. If you purchase shares in this offering, your per-share interest in our pro forma net tangible book value may be substantially less than the price you paid for your shares. In the event we obtain additional funding, such financings may also dilute you. If in the future we issue options or other securities as part of compensation plans or incentives to our employees or others, the issuance and/or exercise of such instruments may dilute you further.

     THERE MAY BE ISSUANCES OF SHARES OF PREFERRED STOCK IN THE FUTURE. Although we currently do not have preferred shares outstanding, the board of directors could authorize the issuance of a series of preferred stock that would grant holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends would be declared to common stockholders, and the right to the redemption of such shares, possibly together with a premium, prior to the redemption of the common stock. To the extent that we do issue preferred stock, the rights of holders of common stock could be impaired thereby, including without limitation, with respect to liquidation.

     WE HAVE NOT RETAINED INDEPENDENT PROFESSIONALS FOR YOU. We have not retained any independent professionals to review or comment on this offering or otherwise protect your interests. Although we have retained our own counsel, no one involved with the offering has made any independent examination of any factual matters represented by management herein, and purchasers of the shares offered hereby should not rely on any such firms so retained with respect to any matters herein described.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the issuance of our Common Stock to the selling shareholders other than the exercise price of any options that are exercised by the selling shareholders, the proceeds of which we expect to use for working capital.

                              SELLING SHAREHOLDERS

     This prospectus relates to shares of our Common Stock that are being registered for reoffers and resales by the Selling Shareholders named below who have acquired or may acquire shares of our Common Stock pursuant to our 2006 Equity Incentive Plan. The Selling Shareholders may resell any or all of the shares of our Common Stock at any time they choose while this prospectus is effective.

     Current and former executive officers and directors, their family members, trusts for their benefit, or entities that they own, that acquire shares of our Common Stock may be added to the Selling Shareholders list below by a prospectus supplement filed with the SEC. The number of Shares to be sold by any Selling Shareholder under this prospectus also may be increased or decreased by a prospectus supplement. Although a person's name is included in the table below, neither that person nor we are making an admission that the named person is our "affiliate."

     Unless otherwise described below, to our knowledge, no selling shareholder nor any of its affiliates has held any position or office with, been employed by, or otherwise has had any material relationship with us, or our affiliates, during the three years prior to the date of this prospectus.

     As of January 9, 2007, there were 23,247,935 shares of our Common Stock outstanding.

                                                      Number of
                                                     Shares Owned
                                                      After this
                         Number of                    Offering
                          Shares                      Assuming      Percentage
                        Beneficially    Number of     All Shares        of
                        Owned Prior      Shares        Offered       Ownership
     Name of              to this        Offered      Hereby are    After this
Selling Shareholder     Offering (1)    Hereby (1)       sold       Offering (%)
-------------------     ------------    ----------       ----       ------------



----------
(1) For purposes of this table, we have assumed that the selling shareholders will have sold all of the shares registered under this prospectus upon completion of the offering and that additional shares issuable in connection with certain dilutive events have not been issued.

                              PLAN OF DISTRIBUTION

     Each selling shareholder of our Common Stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling shares of our Common Stock:

     * ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
     * block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     * purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
     * an exchange distribution in accordance with the rules of the applicable exchange;
     *    privately negotiated transactions;
     * settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
     * broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
     *    a combination of any such methods of sale;
     * through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or
     *    any other method permitted pursuant to applicable law.

     The selling shareholders may also sell our Common Stock under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

     In connection with the sale of the our Common Stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling shareholders may also sell our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of our Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The selling shareholders, and any broker-dealers or agents that are involved in selling our Common Stock, may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of our Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

     Because selling shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling shareholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the resale of our Common Stock. There is no underwriter or coordinating broker acting in connection with the proposed resale of our Common Stock by the selling shareholders.

     The resale of such shares will be made only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale of such shares may not be made unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") any person engaged in the distribution of such resale of our Common Stock may not simultaneously engage in market making activities with respect to our Common Stock for a period of two business days prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our Common Stock by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and we have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

               LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

     Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. In addition, our bylaws require us to indemnify our directors and officers, and allow us to indemnify our other employees and agents to the fullest extent permitted by law. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for indemnification. If we permit indemnification for liabilities arising under the Securities Act to directors, officers or controlling persons under these provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available, at no charge, to the public at the SEC's web site at http://www.sec.gov.

     This prospectus is only part of a registration statement on Form S-8 that we have filed with the SEC under the Securities Act of 1933 and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules to the registration statement that are excluded from this Prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement, including the exhibits and schedules, as described in the previous paragraph at no charge from us.

                                     EXPERTS

     The financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which report is incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by Moore Stephens, P.C., an independent registered public accounting firm, to the extent and for the periods set forth in their report and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

     Loeb & Loeb LLP, New York, New York has passed upon the validity of the Common Stock being offered hereby.

                           INCORPORATION BY REFERENCE

     The SEC allows us to incorporate by reference into this prospectus the information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information may include documents filed after the date of this prospectus which update and supersede the information you read in this prospectus. We incorporate by reference the following documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until we terminate the offering of these shares:

     * Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, filed with the SEC on March 31, 2006;
     * Our Current Report on Form 8-K, dated April 28, 2006, filed with the SEC on May 4, 2006;
     * Our Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2006, filed with the SEC on May 15, 2006;
     * Our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2006, filed with the SEC on August 15, 2006;
     * Our Current Report on Form 8-K, dated October 9, 2006, filed with the SEC on October 11, 2006;
     * Our Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2006, filed with the SEC on November 14, 2006;
     * Our Current Report on Form 8-K, dated December 1, 2006, filed with the SEC on December 5, 2006;
     * Our Definitive Proxy Statement on Schedule 14A, dated December 4, 2006, filed with the SEC on December 5, 2006, relating to our Annual Shareholder Meeting held on December 26, 2006; and

     * The description of our Common Stock which is contained in the registration statement on Form SB-2/A (File No. 333-131039) filed with the SEC on February 10, 2006, including any amendment or reports filed for the purpose of updating such description.

     You may request a copy of these documents, at no cost, by written request to: Mr. Zhoujun Li, Global Pharmatech, Inc., 89 Ravine Edge Drive, Richmond Hill, Ontario, Canada, L4E 4J6.

     This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. Reports we file with the SEC after the date of this prospectus may also contain information that updates, modifies or is contrary to information in this prospectus or in documents incorporated by reference into this prospectus. You should review these reports as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference into this Registration Statement:

     * Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, filed with the SEC on March 31, 2006;
     * Our Current Report on Form 8-K, dated April 28, 2006, filed with the SEC on May 4, 2006;
     * Our Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2006, filed with the SEC on May 15, 2006;
     * Our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2006, filed with the SEC on August 15, 2006;
     * Our Current Report on Form 8-K, dated October 9, 2006, filed with the SEC on October 11, 2006;
     * Our Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2006, filed with the SEC on November 14, 2006;
     * Our Current Report on Form 8-K, dated December 1, 2006, filed with the SEC on December 5, 2006;
     * Our Definitive Proxy Statement on Schedule 14A, dated December 4, 2006, filed with the SEC on December 5, 2006, relating to our Annual Shareholder Meeting held on December 26, 2006; and
     * The description of our Common Stock which is contained in the registration statement on Form SB-2/A (File No. 333-131039) filed with the SEC on February 10, 2006, including any amendment or reports filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents with the SEC. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our Certificate of Incorporation, as amended, includes provisions which limit the liability of our directors. As permitted by applicable provisions of Delaware law, directors will not be liable to us for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. This limitation does not affect liability for any breach of a director's duty to us or our shareholders (i) with respect to approval by the director of any transaction from which he or she derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that the director believes to be contrary to the best interests of us or our shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern or inattention that amounts to an abdication of his or her duty to us or our shareholders, or that show a reckless disregard for duty to us or our shareholders in circumstances in which he or she was, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to us or our shareholders, or (iii) based on transactions between us and our directors or another corporation with interrelated directors or based on improper distributions, loans or guarantees under applicable sections of Delaware law. This limitation of directors' liability also does not affect the availability of equitable remedies, such as injunctive relief or rescission.

     The Company has been advised that it is the position of the SEC that insofar as the provision in our Certificate of Incorporation, as amended, may be invoked for liabilities arising under the Securities Act, the provision is against public policy and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS

 Exhibit
 Number                             Description
 ------                             -----------
   5.1   Opinion of Loeb & Loeb LLP.

   10.1 2006 Equity Incentive Plan (filed as Annex 1 to the Company's Definitive Proxy Statement on Schedule 14A, dated December 4, 2006, filed with the SEC on December 5, 2006, relating to our Annual Shareholder Meeting held on December 26, 2006 and incorporated herein by reference).

   23.1  Consent of Moore Stephens, P.C.

   23.2  Consent of Loeb & Loeb LLP (included in exhibit 5.1).

   24.1  Power of Attorney (included on signature page).

ITEM 9. UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this effective Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

              PROVIDED, HOWEVER, that the foregoing paragraphs (a)(1)(i) and
              (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

          (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for the purpose of determining liability under the Securities Act to any purchaser:

               (i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

               (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, PROVIDED, HOWEVER, that no statement made in a Registration Statement or incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

          (5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

               (i) The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

               (ii) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

               (iii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

               (iv) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

               (v) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it or against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Changchun, PRC on January 9, 2007.

                                    GLOBAL PHARMATECH INC.


                                    By: /s/ Lianqin Qu
                                        ---------------------------------------
                                    Name:  Lianqin Qu
                                    Title: Chairwoman & Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Lianqin Qu and Joseph J. Levinson as his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons and in the capacities and on the dates indicated.


Dated: January 9, 2007              By: /s/ Zhenyou Zhang
                                        ---------------------------------------
                                    Name:  Zhenyou Zhang
                                    Title: Vice Chairman


Dated: January 9, 2007              By: /s/ Tom Du
                                        ---------------------------------------
                                    Name:  Tom Du
                                    Title: Director


Dated: January 9, 2007              By: /s/ Joseph Levinson
                                        ---------------------------------------
                                    Name:  Joseph Levinson
                                    Title: Director, Principal Financial and
                                           Accounting Officer


Dated: January 9, 2007              By: /s/ Lianqin Qu
                                        ---------------------------------------
                                    Name:  Lianqin Qu
                                    Title: Director, Principal Executive Officer
                                           and Chair of the Board

                                  EXHIBIT INDEX

 Exhibit
 Number                             Description
 ------                             -----------
   5.1   Opinion of Loeb & Loeb LLP.

   10.1 2006 Equity Incentive Plan (filed as Annex 1 to the Company's Definitive Proxy Statement on Schedule 14A, dated December 4, 2006, filed with the SEC on December 5, 2006, relating to our Annual Shareholder Meeting held on December 26, 2006 and incorporated herein by reference).

   23.1  Consent of Moore Stephens, P.C.

   23.2  Consent of Loeb & Loeb LLP (included in exhibit 5.1).

   24.1  Power of Attorney (included on signature page).